Exhibit 107

Calculation of Filing Fee Table
424(b)(5)
(Form Type)
Global Ship Lease, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Shares, par value $0.01 per share	Rule 457(o) Rule 457(r)	N/A	N/A	$100,000,000	0.00014760	$14,760
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$100,000,000
	Total Fees Previously Paid					N/A		N/A
	Total Fee Offsets					N/A		N/A
	Net Fee Due							$14,760

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee” table in the registrant’s registration statement on Form F-3ASR filed with the U.S. Securities and Exchange Commission on September 16, 2022 (File No. 333-267468), in accordance with Rule 457(r) and Rule 456(p) under the Securities Act.